CONSULTATION AND SECURITIES COMPENSATION
AGREEMENT

       THIS AGREEMENT is executed and made effective as of the 1st day of January, 2005, between Black Mountain Holdings, Inc., a Delaware corporation (the "Company"), and Sami Miro ("Consultant").

WITNESSETH

       WHEREAS, the Company desires to retain the services of Consultant as more fully described below; and

       WHEREAS, the Company and the Consultant intend that this Agreement and the services to be performed hereunder shall constitute a "written compensation contract" within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which the Company will issue Shares of its Common Stock, $.0001 par value per share (the "Compensation") as compensation for services rendered by the Consultant to the Company.

       NOW THEREFORE, in consideration of the mutual covenants, agreements and provisions contained in this Agreement, the parties agree as follows:

       1.        Consultation.

                   The Company hereby retains the services of Consultant, as an independent contractor, which retention is accepted and agreed to be performed by Consultant, subject to and upon the terms and conditions hereinbelow set forth.

       2.       Term.

                   The term of this Agreement shall begin on the day and year first above written, and, unless earlier terminated by the Company for Cause, as defined in Section 5.2.4 hereof, shall terminate on May 31, 2005, and thereafter, if extended or renewed by written agreement of the parties, upon 30 days' written notice given by either party to the other. Upon the termination of this Agreement, the retention and agency, and Consultant's independent contractor status, shall end, unless a new, separate written agreement shall have been executed by all parties. In any event, Sections 6, 9, 10, 11, and 12 shall survive any termination of this Agreement.

       3.       Consultant's Status.

                   It is understood and agreed that Consultant shall be at all times and for all purposes hereunder an independent contractor to the Company and under no circumstances shall be deemed an employee, partner or joint venturer of or with the Company. Consultant agrees that he shall not directly or indirectly imply or represent to others, or permit another to imply or represent to others that Consultant has any authority to act for, represent or bind the Company in any matter by virtue of this Agreement. Consultant expressly agrees to indemnify and hold harmless the Company for any damages which may be sustained by the Company as a result of or arising out of any breach of the covenants set forth in this Section 3.

       4.       Services of Consultant.

              4.1.       Upon the request of the Company, Consultant shall consult with and advise the Company with respect to matters concerning: business development, marketing, mergers and acquisitions, business strategy and corporate image. Without limiting the generality of the foregoing, Consultant will also assist the Company in developing, studying and evaluating market opportunities for the Company's acquisition proposals, prepare reports and studies thereon when advisable, and assist in matters of business development and discussions pertaining thereto.

              4.2       In providing services hereunder, Consultant shall in no way have any power or authority to bind the Company to any contract, agreement, commitment or undertaking without the Company's prior written consent.

              4.3.       In performing hereunder, Consultant may, but need not, use the facilities or resources of the Company. Consultant shall be solely and exclusively responsible for determining when, where, how and by whom the services are to be performed hereunder, subject only to such matters as may be specifically addressed in written communications from the Company.

              4.4.       Consultant agrees to exercise his best efforts, skill and diligence in the performance of his services hereunder and shall perform all services in a good and workmanlike fashion.

              4.5.       Consultant shall keep accurate records showing the quantity and date of time devoted to the services provided for herein and a description thereof, and shall present such records to the Company on request.

       5.       Compensation.

              5.1.       The Consultant shall be promptly reimbursed for all reasonable and necessary business expenses incurred by the Consultant in connection with its rendering of services hereunder to the Company; provided, however, that such expenses require the prior approval of the President of the Company and provided further that the Consultant shall only be reimbursed for such expenses as to which it presents the Company with receipts or other reasonable substantiation thereof.

              5.2.       For all services hereunder, the Company agrees to pay Consultant a fee by the issuance to Consultant of an aggregate of 250,000 shares of the Company's common stock, $.0001 par value, (the "Common Stock" or the "Shares").

                     5.2.1       All of the 250,000 Shares provided for in this Section 5.2 shall be issued as "restricted securities" under the Securities Act and shall be subject to restrictions on transfer imposed by federal securities laws (the "Restricted Shares").

                     5.2.2       Of the 250,000 Shares to be issued to Consultant, a certificate representing 50,000 Shares shall be delivered to Consultant as soon as practicable following the execution and delivery of this Agreement; and four (4) certificates of 50,000 Shares each, representing the remaining 200,000 Shares shall be delivered to the Company's President, J. Andrew Moorer. One certificate representing 50,000 Shares shall be released to Consultant by Mr. Moorer on the last day of each calendar month following the effective date of this Agreement, until certificates representing an aggregate of 250,000 Shares have been delivered to Consultant.

                     5.2.3       Notwithstanding the foregoing, the Securities described in this Section 5.2 shall be forfeited and surrendered to the Company for cancellation if this Agreement is terminated by the Company for Cause. For the purposes of this Agreement, the term "for Cause" shall mean (i) Consultant shall commit a material breach of this Agreement which breach shall remain uncured for a period of thirty (30) days after written notice by the Company of such breach, (ii) Consultant is convicted of any felony or is shown to have engaged in any act of dishonesty detrimental to the Company or fraud upon the Company, or any of its affiliated companies, or any of its customers or clients, (iii) Consultant has been grossly negligent in the performance of his duties or responsibilities, or (iv) Consultant shall engage in or aid and abet any violation of any federal or state securities law, or an action has been commenced by the Commission or any state securities commission against the Consultant or any entity controlled by or under the common control of Consultant alleging a violation of federal or state securities laws.

       5.3.       The Consultant shall pay all applicable taxes which are assessed against it as a result of its receipt of compensation under this Agreement, and the Company shall not withhold any such taxes from the compensation paid to the Consultant. Consultant agrees to indemnify and hold harmless the Company, together with its officers and directors, with respect to any such taxes or other assessments which may be due and payable as a result of the payment or receipt of compensation hereunder.

       6.       Covenants, Representations and Warranties of Consultant.

              6.1.       In connection with its performance hereunder, Consultant shall not make any untrue statement of a material fact regarding the Company or omit to state a material fact necessary in order to make any statement regarding the Company made by the Consultant not misleading.

              6.2.       The Consultant agrees to indemnify, defend and hold harmless the Company, and its officers, directors, shareholders, agents, employees (hereafter "Affiliates"), attorneys, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses (collectively "Losses") that any of them may sustain or incur as a result of any misrepresentation, any inaccuracy in, or any breach of, any warranty or representation or any non-performance of any covenant or other obligation on the part of the Consultant contained in this Agreement.

              6.3       Consultant represents, warrants and agrees that he has been afforded the opportunity to make, and has made, all such investigation of the Company and its financial condition, business, affairs and prospects as it deems appropriate. Consultant acknowledges receipt of such information as it deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the exchange of the shares. Consultant acknowledges that the Company has made available to it the opportunity to obtain additional information to evaluate the merits and risks of this exchange. Consultant acknowledges that it has had the opportunity to ask questions of the Company, and, to the extent it availed itself such opportunity, it received satisfactory answers from the Company, its affiliates, associates, officers and directors.

              6.4       Consultant represents, warrants and agrees that it understands that the Company's business is, by its nature, speculative; that Consultant is aware that the financial resources of the Company are extremely limited and that it is very likely that the Company will require additional capital, and there is no assurance that such capital will be available if necessary; that Consultant is familiar with the high degree of risk that is involved in the Company's business, and that Consultant is financially able and willing to accept the substantial risk involved in such investment, including the risk of loss of the entire amount invested.

              6.5       Consultant represents that it understands that the Company's Restricted Shares have not been registered for sale under federal or state securities laws and that said securities are being issued to Consultant pursuant to a claimed exemption from the registration requirements of such laws which is based upon the fact that said securities are not being offered to the public. Consultant understands that in order to satisfy such requirement he must be acquiring the stock with no view to making a public distribution of said securities and the representations and warranties contained in this Section III are given with the intention that the Company may rely thereon for purposes of claiming such exemption; and that he understands that he must bear the economic risk of his investment in the stock for a substantial period of time, because the stock has not been registered under the federal or state securities laws, and cannot be sold unless subsequently registered under such laws, or unless an exemption from such registration is available.

              6.6       Consultant represents that he is acquiring the Restricted Shares for his own account and for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended. Consultant agrees that the Restricted Shares will not be offered for sale, sold or otherwise transferred for value and that no transfer thereof will be made by the Consultant unless (a) a registration statement with respect thereto has become effective under the Securities Act of 1933, as amended, or (b) there is presented to the Company an opinion of counsel for Consultant reasonably satisfactory to the Company that such registration is not required, or (c) there is presented to the Company a letter from the Securities and Exchange Commission (said Commission having been informed of all relevant circumstances) to the effect that in the event either the stock is transferred by Consultant without such registration the Commission or the staff will not recommend any action. Consultant further agrees that the Restricted Shares will not be offered for sale, sold or otherwise transferred unless, in the opinion of legal counsel for the Company, such sale or disposition does not and will not violate any provisions of any federal or state securities law or regulation. Consultant consents that any transfer agent of the Company may be instructed not to transfer any of the Restricted Shares unless it receives satisfactory evidence of compliance with the foregoing provisions and that there may be endorsed upon any certificates (or instruments issued in substitution therefor), the Company's regular legend regarding the sale of restricted securities.

       7.       Performance and Other Engagements.

       Throughout the term of this Agreement, it is understood that Consultant will only provide services to the Company on a part-time basis and, subject to the provisions concerning competition hereinbelow set forth, may perform the same or similar services for other persons or entities not inconsistent with his undertakings hereunder.

       8.       Representations and Warranties of the Consultant.

              8.1.       The Consultant hereby represents and warrants to the Company that there are no agreements or binding obligations enforceable against the Consultant which would be violated by his entering into this Agreement or providing the services to be provided hereunder.

              8.2.       No Other Information Relied Upon.

                     Consultant represents, warrants and agrees that he has been afforded the opportunity to make, and has made, all such investigation of the Company and its financial condition, business affairs and prospects as it deems appropriate. Consultant acknowledges receipt of such information as he deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the Company, the Securities referred to above. Consultant acknowledges that the Company has made available to him the opportunity to obtain additional information to evaluate the merits and risks of this Agreement. Consultant acknowledges that he has had the opportunity to ask questions of the Company and, to the extent he availed himself of such opportunity, Consultant received satisfactory answers from the Company, its affiliates, associates, officers and directors.

              8.3.       Nature of the Risk.

                     Consultant represents, warrants and agrees that he understands that the Company's business is, by its nature, speculative; that Consultant is aware that the financial resources of the Company are extremely limited and that it is very likely that the Company will require additional capital, and there is no assurance that such capital will be available if necessary; that Consultant is familiar with the high degree of risk that is involved in the Company's business, and that Consultant is financially able and willing to accept the substantial risk involved in such investment, including the risk of loss of the entire amount invested.

       9.       Confidentiality.

              Consultant for himself and his employees covenants with the Company that all information concerning its methods, processes, plans of acquisition, research, markets, plans, strategies, distributors, dealers, customers, clients and vendors collectively are and constitute the trade secrets and confidential proprietary information of the Company. Consultant covenants and agrees for himself and his employees that he will not (except as required in the course of his services for the Company), during the term of this Agreement or thereafter, communicate or divulge to, or use for the benefit of himself or any other person, firm, association, or corporation, without the consent of the Company, any trade secrets or confidential and proprietary information of the Company or other confidential matters possessed, owned, or used by the Company that may be communicated to, acquired by, or learned of by him or his employees in the course of or as a result of his services for the Company. All records, disks, tapes, stored information on any medium, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, equipment, and the like, relating to the business of the Company, which Consultant or his employees shall use or prepare or come into contact with, shall remain the sole property of the Company, and upon termination of this Agreement, shall, together with all copies in the possession of Consultant, be delivered to the Company.

              Notwithstanding the foregoing, the restrictions on disclosure and use of information and materials as set forth in this Section 9 shall not apply to the following, and the following is not confidential or proprietary information: (1) any information or materials which were generally available to the public at the time made available to Consultant by the Company; (2) any information or materials which become, without breach of this Section 10 and through no fault of Consultant, generally available to the public; (3) any information or materials which Consultant has received from other sources prior to the date of this Agreement, subject to no restrictions on disclosure applicable to Consultant; and (4) any information or materials which Consultant at any time lawfully obtains from a third party who is not under any obligation of secrecy or confidentiality to the Company, under circumstances permitting disclosure by Consultant to others without restriction.

       10.       Non-Interference with Employees.

              10.1.       Consultant covenants with the Company that employees of or consultants to the Company and employees of and consultants to firms, corporations or entities affiliated with the Company have, of necessity, been exposed to and have acquired certain knowledge, understandings, and know-how concerning the Company's business operations which is confidential information and proprietary to the Company.

              10.2.       In order to protect the Company's confidential information and to promote and insure the continuity of the Company's contractual relations with its employees and consultants, Consultant covenants and agrees that for the term of this Agreement, and for a period of 12 months from the date this Agreement terminates, he will not directly or indirectly, or permit or encourage others to directly or indirectly (i) interfere in any manner whatsoever with the Company's contractual or other relations with any or all of its employees or consultants, or (ii) induce or attempt to induce any employee or consultant to the Company to cease performing services for or on behalf of the Company

              10.3.       In the event any court of competent jurisdiction determines or holds that all or any portion of the covenants contained in this Section 10 are unlawful, invalid, or unenforceable for any reasons, then the parties hereto agree to modify the provisions of this Section 10 if and only to the extent necessary to render the covenants herein contained enforceable and otherwise in conformance with all legal requirements.

       11.       Clients and Customers.

              11.1.       Consultant covenants with the Company that the clients and customers of the Company, both actual and contemplated, constitute actual and prospective business relationships which are proprietary to the Company and comprise, in part, the Company's confidential information and trade secrets.

              11.2.       In order to protect the Company's proprietary rights and to promote and ensure the continuity of the Company's contractual relations with its customers and clients, Consultant covenants and agrees that for the term of this Agreement, and for a period of 12 months from the date this Agreement terminates, he will not directly or indirectly, or permit or encourage others to directly or indirectly (i) interfere in any manner whatsoever with the Company's contractual or prospective relations with any clients or customers, or (ii) induce or attempt to induce any client or customer of the Company to cease doing business with the Company, or (iii) solicit, offer to retain, or retain, or in any other manner engage or enter into any business or other arrangement with any of the Company's customers or clients to provide any services or products to any of such customers or clients as they may from time to time exist or be constituted, except and unless such arrangement for the provision of products or services is not in any way competitive with the products or services actually provided by the Company to its clients or customers or proposed to be provided by the Company to its clients or customers.

              11.3.       In the event any court of competent jurisdiction determines or holds that all or any portions of the covenants contained in this Section 11 are unlawful, invalid or unenforceable for any reason, then the parties hereto agree to modify the provisions of this Section 11 if and only to the extent necessary to render the covenants herein contained enforceable and otherwise in conformance with all legal requirements.

       12.       Work Product

              12.1.       All trade secrets, know-how, confidential information, copyrightable material, inventions, discoveries, and improvements, including computer programs (their structure, sequence, organization, coherence, look and feel), whether patentable or unpatentable, copyrightable or uncopyrightable, made, devised, discovered or reduced to practice by the Consultant, whether by himself or jointly with others, from the time of becoming an employee of the Corporation until the termination of that status, shall be deemed work for hire and shall be promptly disclosed in writing to the Corporation and are to redound to the benefit of the Corporation and become and remain its sole and exclusive property.

              12.2.       By executing this Agreement, Consultant hereby transfers and assigns to the Corporation, or persons, firms or corporations designated by the Corporation, any or all of Consultant's rights, title and interest in and to any and all developments, inventions, computer programs, discoveries, improvements, processes, devices, copyrights, patents and patent applications therefore, and to execute at any and all times any and all instruments and do any and all acts necessary or which the Corporation may deem desirable in connection with conveying, transferring and assigning Consultant's entire right, title and interest in and to any inventions, discoveries, improvements, computer programs, processes, devices, copyrights, patent applications therefore or patents thereon in any way related to the technology or trade secrets developed, discovered or reduced to practice by Consultant during the term of this Agreement, it being the express understanding and agreement of the parties that any and all future developments, inventions and discoveries of Consultant during the term hereof shall be the property of the Corporation, or its assigns.

       13.       Affiliates of Consultant.

              Consultant agrees that the Covenants set forth in Sections 9, 10, 11, and 12 of this Agreement are applicable to and binding upon any and all of Consultant's officers, directors, shareholders, agents, and employees (hereafter "Affiliates"). Consultant agrees that he will not permit any Affiliate to perform services hereunder nor permit the disclosure of any the Company trade secret, proprietary or confidential information to any Affiliate until and unless such Affiliate agrees in writing to be bound by the terms and conditions of Sections 9,10, 11, and 12 of this Agreement.

       14.       Attorneys' Fees.

              In the event there is any litigation or arbitration between the parties concerning this Agreement, the successful party shall be awarded reasonable attorneys' fees and litigation or arbitration costs, including the attorneys' fees and costs incurred in the collection of any judgment.

       15.       Notices.

              All notices required or permitted hereunder shall be sufficient if delivered personally or mailed to the parties at the address set forth below or at such other address as either party may designate in writing from time to time. Any notice by mailing shall be effective 48 hours after it has been deposited in the United States certified mail, return receipt requested, duly addressed and with postage prepaid.

       16.       Partial Invalidity.

              If any provisions of this Agreement are in violation of any statute or rule of law of any state or district in which it may be sought to be enforced, then such provisions shall be deemed null and void only to the extent that they may be in violation thereof, but without invalidating the remaining provisions.

       17.       Binding Effect.

              This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns.

       18.       Waiver.

              No waiver of any breach of any one of the agreements, terms, conditions or covenants of this Agreement by the Company shall be deemed to imply or constitute a waiver of any other agreement, term, condition or covenants of this Agreement. The failure of either party to insist on strict performance of any agreement, term, condition or covenant, herein set forth, shall not constitute or become construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition or covenants of this Agreement.

       19.       Governing Law.

              This Agreement and the rights and duties of the parties shall be construed enforced in accordance with the laws of the State of Delaware.

       20.       Fax/Counterparts.

              This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same document.

       21.       Entire Agreement.

              This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions or obligations except as herein specifically provided. Any amendment or modification hereof must be in writing.

       IN WITNESS WHEREOF, the parties to this Agreement have duly executed effective on the day and year first above written.

BLACK MOUNTAIN HOLDINGS, INC.,
a Delaware corporation
Attest:

________________________________	By:/s/ J. Andrew Moorer
Secretary	J. Andrew Moorer, President

CONSULTANT:

/s/ Sami Miro
Sami Miro